LeBoeuf, Lamb, Greene & MacRae LLP



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                                                                  March 23, 2006

Allstate Life Insurance Company
3100 Sanders Road
Northbrook, Illinois 60062

Allstate Life Global Funding
c/o AMACAR Pacific Corp.
6525 Morrison Boulevard, Suite 318
Charlotte, North Carolina 28211


                  Re: ALLSTATE LIFE GLOBAL FUNDING TRUST 2006-1
                   $350,000,000 FLOATING RATE NOTES DUE 2009

Ladies and Gentlemen:

     We have acted as special United States federal income tax counsel to Allstate Life Insurance Company, a stock life insurance company organized under the laws of the State of Illinois ("Allstate Life"), and Allstate Life Global Funding, a statutory trust organized under the laws of the State of Delaware ("Global Funding"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), by Allstate Life and Global Funding, of a Registration Statement on Form S-3 (File No. 333-129157) on October 20, 2005, as amended by Amendment No. 1 filed with the Commission on November 29, 2005, Amendment No. 2 filed with the Commission on February 27, 2006 and Amendment No. 3 filed with the Commission on March 13, 2006 (including the documents incorporated by reference therein, the "Registration Statement"), and:
(i) a prospectus (the "Prospectus") relating to secured medium term notes (the "Notes") to be issued from time to time by newly established separate and distinct Delaware statutory trusts (each, a "Trust" and together, the "Trusts");
(ii) a prospectus supplement to the Prospectus relating to Notes to be issued from time to time by the Trusts under the Secured Medium Term Note program described therein primarily to institutional investors (the "Institutional Prospectus Supplement"); and (iii) a prospectus supplement to the Prospectus relating to Notes to be issued from time to time by the Trusts under the Allstate Life(R) CoreNotes(R) program described therein primarily to retail investors (the "Retail Prospectus Supplement"). The Registration Statement was declared effective by the Commission on March 15, 2006.

         The Registration Statement provides for: (i) the registration and issuance of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, aggregate principal amount of Notes to be issued by the Trusts, with each Trust to issue Notes, pursuant to an Indenture (each an "Indenture") to be entered into among such Trust and the other parties specified therein, including J.P. Morgan Trust Company, National Association, or another entity specified therein, as indenture trustee (the "Indenture Trustee"), substantially in the form attached as an exhibit to the Registration Statement;
(ii) the registration and issuance of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, aggregate principal amount of Funding Notes to be issued by Global Funding (each, a "Funding Note"), substantially in the form attached as an exhibit to the Registration Statement, to be sold by Global Funding to the Trusts in connection with the sale of the Notes; and (iii) the registration and issuance of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, of Allstate Life's funding agreements (each, a "Funding Agreement"), substantially in the form identified on the exhibit list of the Registration Statement, to be sold by Allstate Life to Global Funding, which will immediately grant a security interest in, pledge and collaterally assign the relevant Funding Agreement(s) to the Funding Note Indenture Trustee and will immediately thereafter assign absolutely to and deposit into the relevant Trust the relevant Funding Agreement(s), and the relevant Funding Note will be surrendered and cancelled by Global Funding upon such surrender, in connection with the sale of Notes. The Funding Note and the Funding Agreements will have a principal amount equal to the principal amount of the Notes. The Funding Note and the Funding Agreements will otherwise have payment and other terms substantially similar to the Notes. The payments under the relevant Funding Agreement(s) issued by Allstate Life will be structured to meet in full the relevant Trust's scheduled payment obligations under the Note issued by such Trust. Payment of principal and interest on the Notes will be made solely from payments made by Allstate Life under the applicable Funding Agreement(s).

         This opinion letter is delivered to you in connection with the issuance by Allstate Life Global Funding 2006-1 (the "Designated Trust") of $350,000,000 aggregate principal amount of Floating Rate Notes due 2009 (the "Designated Notes") and the issuance by Global Funding of a $350,000,000 Floating Rate Funding Note due 2009 (the "Designated Funding Note"). Capitalized terms used in this opinion letter which are not otherwise defined herein have the meanings ascribed to them in the Standard Indenture Terms attached as an exhibit to the Registration Statement.

         In furnishing this opinion, we have reviewed:

(i) the Registration Statement, the Prospectus, the Institutional Prospectus Supplement and Pricing Supplement no. 1 dated March 20, 2006 (the "Designated Pricing Supplement");

(ii) the Trust Agreement, dated as of the date of the Designated Pricing Supplement (the "Designated Trust Agreement"), which adopts and incorporates the Standard Trust Agreement Terms, among Global Funding, as trust beneficial owner, AMACAR Pacific Corp., as the sole administrator of the Designated Trust, and Wilmington Trust Company, as Delaware trustee;

(iii) the Indenture dated as of March 23, 2006, which adopts and incorporates the Standard Indenture Terms, among the Designated Trust and the other parties specified therein, including J.P. Morgan Trust Company, National Association, as indenture trustee (the "Designated Indenture");

(iv) the Funding Note Indenture dated as of March 23, 2006, which adopts and incorporates the Standard Funding Note Indenture Terms, among Global Funding and the other parties specified therein, including J.P. Morgan Trust Company, National Association, as funding note indenture trustee (the "Designated Funding Note Indenture");

(v) the Distribution Agreement, dated March 15, 2005, entered into by and among Global Funding and the agents named therein, and acknowledged and agreed to by the Designated Trust pursuant to the Terms Agreement dated as of the date of the Designated Pricing Supplement executed by the Designated Trust through the execution of the Series Instrument (as hereinafter defined);

(vi) the Series Instrument, dated March 20, 2006 (the "Series Instrument") that includes the Designated Trust Agreement executed in connection with the creation of the Designated Trust and the Designated Indenture and the Designated Funding Note Indenture executed in connection with the issuance by the Designated Trust of the Designated Notes and the issuance by Global Funding of the Designated Funding Note;

(vii)                 the Closing Instrument, dated March 23, 2006;

(viii)                the certificate representing the Designated Notes;

(ix)                  the certificate representing the Designated Funding Note;

(x)                   Funding Agreement No. FA-41091; and

(xi) such other certificates, records, and other documents as we have deemed necessary or appropriate to enable us to render our opinions set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or other copies, and the authenticity of the originals of such copies.

         In rendering our opinions in this letter, we have assumed that the transactions described in or contemplated by the foregoing documents have been or will be consummated in accordance with the operative documents, and that such documents accurately reflect the material facts of such transactions. Our opinion is also based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, administrative rulings, judicial decisions and other applicable authorities. The statutory provisions, regulations and interpretations on which our opinion is based are subject to change, possibly retroactively. In addition, there can be no assurance that the Internal Revenue Service will not take positions contrary to those stated in our opinion letter.

         Subject to the foregoing, under current law and based upon the facts, assumptions and qualifications contained herein, it is our opinion that:

1. Global Funding and the Designated Trust will be ignored for United States federal income tax purposes and will not be treated as an association or a publicly traded partnership taxable as a corporation; and

2. The Designated Notes will be classified as indebtedness of Allstate Life for United States federal income tax purposes.

         The opinions we express herein are limited solely to matters governed by the federal income tax laws of the United States. No opinion may be implied or inferred beyond that which is expressly stated in this opinion letter. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

         We hereby consent to the filing of this letter as an exhibit to the Current Report on Form 8-K filed by Global Funding and the Designated Trust in connection with the issuance and sale of the Designated Notes and the Designated Funding Note, incorporated by reference in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                Very truly yours,

                     /s/ LeBoeuf, Lamb, Greene & MacRae LLP